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                                                                     EXHIBIT 4.4


                           PLAYBOY ENTERPRISES, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


                 THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), dated ___________ __, 199__, is made by and between PLAYBOY ENTERPRISES, INC., a Delaware corporation (the "Company"), and _____________________, an employee of the Company or a Subsidiary (the "Employee"):

                 WHEREAS, the Company has established the 1995 Playboy Enterprises, Inc. Stock Incentive Plan (the "Plan"); and

                 WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement, and which shall control in the event of any inconsistency between this Agreement and the Plan on any interpretation of this Agreement); and

                 WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its $.01 par value Class __ Common Stock; and

                 WHEREAS, the Stock Option Committee of the Company's Board of Directors (the "Committee"), appointed to administer the Plan, has determined that it would be in the best interest of the Company to grant the Incentive Stock Option provided for herein to the Employee as an inducement to remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:





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                                   ARTICLE I

                                  DEFINITIONS

              Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Section 1.1 - Change of Control

              "Change of Control" shall mean the occurrence of any of the following events: (i) except in a transaction described in clause (iii) below, Hugh M. Hefner, Christie Hefner, the Hugh M. Hefner 1991 Trust (for so long as Hugh M. Hefner and Christie Hefner are joint trustees or one of them is sole trustee thereof), and the Hugh M. Hefner Foundation (for so long as Hugh M. Hefner and Christie Hefner are joint trustees or one of them is sole trustee thereof) cease collectively to own a majority of the total number of votes that may be cast for the election of directors of the Company; or (ii) a sale of Playboy magazine by the Company; or (iii) the liquidation or dissolution of the Company, or any merger, consolidation or other reorganization involving the Company unless (x) the merger, consolidation or other reorganization is initiated by the Company, and (y) is one in which the stockholders of the Company immediately prior to such reorganization become the majority stockholders of a successor or ultimate parent corporation of the Company resulting from such reorganization and (z) in connection with such event, provision is made for an assumption of outstanding Options and rights or a substitution thereof of a new Option or right in such successor or ultimate parent of substantially equivalent value.

Section 1.2 - Code

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Common Stock

              "Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Company.

Section 1.4 - ERISA

              "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.





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Section 1.5 - Exchange Act

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


Section 1.6 - Option

              "Option" shall mean the incentive stock option to purchase Common Stock of the Company granted under this Agreement.

Section 1.7 - Plan

              "Plan" shall mean the 1995 Playboy Enterprises, Inc. Stock Incentive Plan.

Section 1.8 - Rule 16b-3

              "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.9 - Secretary

              "Secretary" shall mean the Secretary of the Company.

Section 1.10 - Securities Act

              "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.11 - Termination of Employment

              "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated, voluntarily or involuntarily, for any reason, with or without Cause (as defined below), including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, subject to the definition of Cause below, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether particular leaves of absence constitute Terminations of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of





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the Plan, "Cause" shall mean an Employee's (a) gross negligence in the performance of the responsibilities of such Employee's office or position; (b) any act of dishonesty or moral turpitude materially adversely affecting the Company or the Company's reputation; (c) commission of any other willful or intentional act that could reasonably be expected to injure materially the reputation, business or business relationships of the Company or any Subsidiary; or (d) conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation.

                                   ARTICLE II

                                GRANT OF OPTION

Section 2.1 - Grant of Option

              For good and valuable consideration and subject to the vesting provisions hereof, on the date hereof the Company irrevocably grants to the Employee the option to purchase any part or all of an aggregate of ________ shares of its $.01 par value Class B Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

              The purchase price of the shares of stock covered by the Option shall be $_____ per share without commission or other charge, which is not less than the greater of (i) 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option was granted, or (ii) 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option was granted in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (within the meaning of section 424(d) of the Code), as determined pursuant to the Plan.

Section 2.3 - No Right to Continued Employment

              Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

Section 2.4 - Adjustments in Option

              In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a recapitalization,





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reclassification stock split, stock dividend or combination of shares or similar transaction, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Employee's proportionate interest shall be maintained. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

                                  ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

              (a) Subject to Sections 3.3, 3.4 and 5.6, the Option shall become exercisable in four (4) cumulative installments as follows:

                          (i)  The first installment shall consist of
         one-fourth (1/4th) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

                     (ii) The second installment shall consist of one-fourth (1/4th) of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

                    (iii) The third installment shall consist of one-fourth (1/4th) of the shares covered by the Option and shall become exercisable on the third anniversary of the date the Option is granted.

                    (iv) The fourth installment shall consist of one-fourth (1/4th) of the shares covered by the Option and shall become exercisable on the fourth anniversary of the date the Option is granted.

              (b) Except as provided in Section 3.4, no portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.





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Section 3.2 - Duration of Exercisability

              The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option

              The Option may be exercised any time until the first of the following events, after which such Option will become unexercisable:

              (a) The expiration of ten (10) years from the date the Option was granted if the Employee is still employed by the Company or any Subsidiary; or

              (b)  If the Employee owned (within the meaning of Section
424(d) of the Code), at the time the Option was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five (5) years from the date the Option was granted; or

              (c) The expiration of three (3) months from the Employee's Termination of Employment if such Termination of Employment results from such Employee's Retirement, or such Employee's being discharged not for Cause, unless the Employee dies within said three-month period; or

              (d) The effective date of (i) a Termination of Employment for Cause, (ii) the Employee's resignation, or (iii) a Change of Control specified in clause (iii) of the definition of such term; or

              (e) In the case of an Employee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one (1) year from the date of the Employee's Termination of Employment; provided, however, that this subsection (e) shall not apply if the Employee dies within said one-year period; or

              (f)  One (1) year from the date of the Employee's death.

Section 3.4 - Acceleration of Exercisability

              If an Optionee is terminated without Cause less than one (1) year after a Change of Control specified in clause (i) or (ii) of the definition thereof, unless the terms of any Option specifically exclude such right, the Optionee shall have the right to exercise such Optionee's Option until expiration thereof pursuant to Section 4.3(a)(ii) with respect to all vested installments of such Option, and with respect to the next





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installment (if any) of such Option that was unvested on the date of such
Termination of Employment.

              Not less than ninety (90) days prior to the effective date of any Change of Control specified in clause (iii) of the definition of such term, the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under Section 4.3, and shall specify in such notice a date prior to the effective date of such event when this Option shall be exercisable with respect to all vested installments thereof, and with respect to the next installment (if any) of such Option that is unvested on the date of such Change of Control.

Section 3.5 - Special Tax Consequences

              The Employee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Employee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The Employee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of these rules, the fair market value of stock shall be determined as of the time the Option with respect to such stock is granted.

                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

              (a) Subject to Section 4.1(b), during the lifetime of the Employee, only such Employee (or the spouse or former spouse of such Optionee following transfer of the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder) may exercise an Option (or any portion thereof) granted to such Employee. After the death of the Employee, any exercisable portion of an Option may, within the time frame allowed, be exercised by his personal representative or by any person empowered to do so under the deceased Employee's will or under the then applicable laws of descent and distribution. To the extent Rule 16b-3 as then in effect permits transfers of Options other than as provided in this Section 4.1(a), the Committee may by resolution amend this Section 4.1(a) to reflect such other transfer limitation requirements, in the Committee's discretion.





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              (b)  Should the Employee be determined under applicable law to have become a disabled person or the equivalent thereof, the Option may, prior to the time when the Option becomes unexercisable under the Plan or this Agreement, be exercised by the Employee's guardian or by any other person empowered to do so under applicable laws of guardianship. For purposes of this
Section 4.1(b), "disabled persons" shall mean a person who (i) because of mental deterioration or physical incapacity is not fully able to manage such person's person or estate or (ii) is mentally ill and who because of such person's mental illness is not fully able to manage such person's person or estate.

Section 4.2 - Partial Exercise

              Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under
Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or such lesser number of shares as shall then be the subject of unexercised, vested installments) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

              The Option, or any exercisable portion thereof, must be exercised by delivery of all of the following to the Secretary of the Company or the Secretary's office prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

              (a) A written notice signed by the Employee (or the other person then entitled to exercise the Option or portion), stating that such Option or portion thereof is being exercised and such notice complies with all applicable rules established by the Committee; and

              (b) Payment in full for the exercised shares:

                          (i) In cash or by certified or cashier's check for the shares with respect to which such Option or portion is exercised; or

                        (ii) (A) Shares of the same class of the Company's Common Stock owned by the Employee duly endorsed for transfer to the Company or (B) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Employee upon exercise of the Option, with a fair market value on the date of Option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised. The Employee acknowledges that the withholding of shares otherwise issuable upon exercise to pay the exercise price of an ISO or to





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         satisfy tax withholding consequences will constitute a "disqualifying disposition" of the ISO under Sections 422(a)(1) and 424(c) of the Code; or

                          (iii) With the consent of the Committee and at the sole discretion of the Company, by a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                          (iv) Any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii); or

                          (v) To the extent permitted by law (including then existing interpretations of Rule 16b-3) a "cashless exercise procedure" satisfactory to the Committee which permits the Employee to deliver an exercise notice to a broker-dealer, who then sells the Option shares, delivers the exercise price to the Company and delivers the excess funds less commission to the Employee; and

              (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

              (d) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option; and

              (e) Full payment of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option. With the consent of the Committee, (i) shares of the Company's Common Stock owned by the Employee duly endorsed for transfer or (ii) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Employee upon exercise of the Option, valued in accordance with Section 4.1(b) of the Plan at the date of Option exercise, may be used to make all or part of such payment.

Section 4.4 - Certain Timing Requirements





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              At the discretion of the Committee shares of Common Stock
issuable to the Employee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Exchange Act and to the extent such limitation is required by Rule 16b-3, as then in effect, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Employee to use shares of Common Stock issuable to the Employee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.

Section 4.5 - Conditions to Issuance of Stock Certificates

              The shares of Common Stock issuable and deliverable upon the exercise of the Option, or any portion thereof, shall be fully paid and non-assessable. In addition to the requirements of Sections 4.3 and 4.4, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

              (a) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

              (b) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

              (c) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6 - Rights as Stockholder

              The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares have been issued by the Company to such holder or the Company's stock record books reflect the Employee as a stockholder pursuant to any book entry procedure approved by the Secretary.





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                                   ARTICLE V

                                OTHER PROVISIONS

Section 5.1 - Administration

              The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. Any such interpretations and rules in regard to this Option shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 5.2 - Option Not Transferable

              Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or such Employee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 5.2 shall prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or as permitted by Section 4.1.

Section 5.3 - Amendment, Suspension or Termination of Plan; Modification of
              Options

              An Option shall be subject in all events to the condition that, if at any time, the Board shall determine, in its discretion, that the listing, registration, or qualification of any of the Company's securities upon any securities exchange or under any law, regulation or other requirement of any governmental authority is necessary or desirable, or that any consent or approval from any governmental authority is necessary or desirable, then the Board may modify the terms of the Option granted under this Agreement, without the consent of the Employee, in any manner





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which the Board deems necessary or desirable in order to improve the Company's ability to obtain such listing, registration, qualification, consent or approval.

Section 5.4 - Notices

              Any notice to be given under the terms of this Agreement to the Company shall be by registered mail, return receipt requested and if to the Company shall be addressed in care of its Secretary at 680 N. Lake Shore Drive, Chicago, Illinois 60611, and if to the Employee, shall be addressed to such Employee at the address given beneath such Employee's signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to such Employee. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of such Employee's status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when delivered or, except in connection with notice of exercise under Section 4.3, at such time as delivery is attempted.

Section 5.5 - Titles

              Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Stockholder Approval

              The Plan will be submitted for approval by the Company's stockholders within twelve (12) months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the stockholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be cancelled and become null and void.

Section 5.7 - Construction

              The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.





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              IN WITNESS WHEREOF, this Agreement has been executed and
delivered by the parties hereto.


                                        PLAYBOY ENTERPRISES, INC.

                                        By _______________________________
                                             Authorized Representative
                                              680 N. Lake Shore Drive
                                              Chicago, Illinois 60611

____________________________
                 Employee

____________________________

____________________________
                 Address

Employee's Taxpayer
Identification Number:

____________________________

Date of Grant:____________________
Amount of Shares Available Under Option: __________________
Exercise Price:___________________





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